UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	May 23, 2023

THE MARCUS CORPORATION

(Exact name of registrant as
specified in its charter)

Wisconsin	1-12604	39-1139844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 East Wisconsin Avenue, Suite 1900, Milwaukee, Wisconsin 53202-4125
(Address of principal executive offices, including zip code)
(414) 905-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17-CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17-CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value	MCS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2023, The Marcus Corporation (the “Company”) announced that Stephen H. Marcus voluntarily retired from the Board of Directors (the “Board”) and as its chairman, effective as of the 2023 annual meeting of shareholders. Mr. Marcus has been a director of the Company since 1969 and has been chairman since 1991. Mr. Marcus’ decision to retire was not due to any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with Mr. Marcus’ retirement, the Board appointed him as chairman emeritus and entered into an Employee Advisory Services Agreement with Mr. Marcus for him to continue to provide advisory services as a continued employee of the Company on matters of importance to the Board and the Company. In connection with his ongoing employee advisory role, and to recompense him for his many years of service and dedication to the development and growth of the Company, the Company has agreed to provide him with a salary in the amount of $525,000 per year and, for the remainder of Mr. Marcus’ life and for the remainder of his spouse’s life thereafter, an annual bonus payment linked to a percentage of the Company’s annual earnings before interest, taxes, depreciation and amortization (EBITDA).

The foregoing summary of certain of the terms and conditions of the Employee Advisory Services Agreement is qualified in its entirety by reference to the full text of the Employee Advisory Services Agreement filed as Exhibit 10.1 hereto and is incorporated herein by reference.

The Company also announced on May 23, 2023 that Gregory S. Marcus will succeed Mr. Stephen Marcus as chairman of the Board effective as of the date thereof. In addition to being chairman, Mr. Gregory Marcus will continue his roles as chief executive officer and president of the Company.

A copy of the press release announcing the retirement of Stephen H. Marcus as a director and the appointment of Gregory S. Marcus is filed with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.
(A)Not applicable.
(B)Not applicable.
(C)Not applicable.
(D)Exhibits. The following exhibit is being furnished herewith:

Exhibit Number
10.1	Employee Advisory Services Agreement, dated May 23, 2023, between the Company and Stephen H. Marcus.
99.1	Press Release of The Marcus Corporation, dated May 23, 2023, regarding the retirement of Stephen H. Marcus as a director and the appointment of Gregory S. Marcus as chairman.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MARCUS CORPORATION

Date: May 23, 2023	By:	/s/ Thomas F. Kissinger
Thomas F. Kissinger
Senior Executive Vice President, General Counsel and Secretary